UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 7, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01              Entry into Material Definitive Agreement

On September 7, 2012, Altairnano, Inc. (the "Company") and Inversiones Energeticas S.A. de C.V. (“INE”) entered into an amendment (the “Amendment”) to the existing contract dated February 9, 2011 between the Company and INE (the “Contract”) for the provision of a ten megawatt ALTI-ESS advanced battery system in El Salvador. As anticipated by the Contract, the Contract was submitted for approval to a government entity that regulates electric utilities in El Salvador.  The failure of that entity in April 2011 to grant the required approval triggered a 120-day period during which INE could continue to seek approval and at the end of which the Contract automatically terminated.  That period has previously been extended by the Company and INE.  Pursuant to the Amendment, the period during which INE can seek regulatory approval, before automatic termination, to December 28, 2012.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

10           Amendment to INE Contract executed September 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: September 13, 2012                                                                                                                                          By  /s/ Stephen B. Huang
Stephen B. Huang, Chief Financial Officer